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                                EXHIBIT 10.42.2

                              AMENDMENT TO NORRELL
                            CORPORATION NONQUALIFIED
                           DEFERRED COMPENSATION PLAN
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                        AMENDMENT TO NORRELL CORPORATION
                     NONQUALIFIED DEFERRED COMPENSATION PLAN


Section 1.18 of the Plan is amended in its entirety to read as follows:

         1.18 Eligible Employee shall mean, for a Plan Year, an individual:

         (a) Who is a member of a select group of highly compensated or key management employees; and

         (b) Who has completed 30 days of employment with the Company.

         The Administrative Committee shall determine, from time to time and in its sole discretion, which employees satisfy said criteria, and the Administrative Committee's determination, whether or not accurate, shall be binding.